UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8330 Boone Boulevard
Vienna, Virginia 22182
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (703) 448-5540

Item 5. Other Events.

On May 24, 2002, Advanced Switching Communications, Inc. (i) filed a certificate of dissolution with the Delaware Secretary of State in accordance with the plan of complete liquidation and dissolution approved by the company's stockholders on April 9, 2002, (ii) requested that the Nasdaq Stock Market delist the Company's common stock and (iii) instructed its transfer agent to close its stock transfer books and discontinue recording transfers of common stock at the close of business on May 24, 2002.

Copies of the Certificate of Dissolution and the press release issued by the Company, dated May 24, 2002, are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Certificate of Dissolution

99.2 Press Release dated May 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.

Dated: May 24, 2002

By: /s/ James D. Kuhn
James D. Kuhn
Controller

Exhibit 99.1

CERTIFICATE OF DISSOLUTION

OF

ADVANCED SWITCHING COMMUNICATIONS, INC.

Advanced Switching Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), in accordance with Section 275 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the Company is Advanced Switching Communications, Inc.

SECOND: Dissolution of the Company was authorized on April 9, 2002.

THIRD: Dissolution has been authorized by the Board of Directors and stockholders of the Company in accordance with the provisions of subsections (a) and (b) of section 275 of the General Corporation Law of the State of Delaware.

FOURTH: The names and addresses of the directors and officers of the Company are as follows:

Name and Position	Address
Asghar D. Mostafa (director)	956 Bellview Road McLean, VA 22102
Robert Ted Enloe, III (director)	c/o Balquita Partners Ltd. 3102 Maple Avenue, Suite 200 Dallas, TX 75201
Richard H. Kimball (director)	c/o Technology Crossover Ventures 528 Ramona Street Palo Alto, CA 94301
Arthur J. Marks (director)	10836 Pleasant Hill Drive Potomac, MD 20854
Edward W. Scott (director)	c/o Baker Capital Corp. 540 Madison Avenue New York, NY 10022
John W. Seazholtz (director)	399 Princeton Avenue Brick, NJ 08724
James D. Kuhn (Controller and Assistant Secretary)	47023 Bainbridge Place Potomac Falls, VA 20165

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by James D. Kuhn, its Controller, this 24th day of May, 2002.

ADVANCED SWITCHING COMMUNICATIONS, INC.

By:_/s/ _James D. Kuhn________________________

Name: James D. Kuhn

Title: Controller and Assistant Secretary

Exhibit 99.2

Advanced Switching Communications Files
Certificate of Dissolution and Requests Delisting

VIENNA, VA-- May 24, 2002--Advanced Switching Communications, Inc. (Nasdaq: ASCX) announced today that it has filed with the Delaware Secretary of State a Certificate of Dissolution in accordance with the plan of complete liquidation and dissolution approved by the Company's stockholders at a special stockholders meeting held on April 9, 2002. The Company has also requested that the Nasdaq Stock Market delist the Company's common stock and instructed its transfer agent to close its stock transfer books and discontinue recording transfers of common stock at the close of business on May 24, 2002. As a result, certificates representing the company's common stock will no longer be assignable or transferable on the Company's stock transfer books except by will, intestate succession or operation of law.

Pursuant to Delaware law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, settling and closing its business, disposing of any property, discharging its liabilities and distributing to its stockholders any remaining assets, but not for the purpose of continuing business.

The Company is currently unable to predict the precise nature, amount and timing of any liquidating distributions, due in part to its inability to predict the net value of its non-cash assets and the ultimate amount of its liabilities, many of which have not been settled. The timing of any distributions will be determined by the Company's Board of Directors and will depend in part upon its ability to convert its remaining assets into cash and pay and settle its significant remaining liabilities and obligations, including contingent claims.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that reflect the Company's current views regarding future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ, possibly materially, from those projected in the forward-looking statements. Some, but not all, of these risks and uncertainties are discussed in detail in the company's filings with the Securities and Exchange Commission, particularly the "Risk Factors" section of our 10-K filed on March 19, 2002 and our 10-Q filed on May 15, 2002.

Inquiries
Contact: Investor Relations
(703) 448-5540
investor@asc.com